Exhibit 99.1

FOR IMMEDIATE RELEASE

LAUREN SABELLA JOINS MANNKIND AS EXECUTIVE

VICE PRESIDENT, CHIEF OPERATING OFFICER

DANBURY, Conn., March 27, 2023 (Globe Newswire) – MannKind Corporation (Nasdaq: MNKD), a company focused on the development and commercialization of inhaled therapeutic products and devices for patients with endocrine and orphan lung diseases, announced Lauren Sabella has joined the company as Executive Vice President, Chief Operating Officer, effective today. Sabella will report directly to Michael Castagna, PharmD, Chief Executive Officer, and serve on the company’s executive leadership team.

“Lauren is an inspirational leader, and we are delighted to welcome her to MannKind at a pivotal time,” said Dr. Castagna. “Lauren will be leading all our critical functions that operate in Danbury, focused on growing our endocrine business and preparing to launch our emerging pipeline in the orphan lung area.”

Sabella brings deep commercial, respiratory, and operational experience to MannKind with a career that has spanned small-cap to large-cap pharmaceutical companies. Prior to MannKind, she was at Acorda Therapeutics for 12 years. Her last role was Chief Operating Officer, where she had responsibility for overall business operations including quality, medical affairs, regulatory, technical operations, information technology, project management, and pharmaceutical development departments as well as the strategic planning function for the organization. Prior to that role, Sabella was Acorda’s Chief Commercial Officer and launched their flagship product Ampyra® for multiple sclerosis whose peak sales exceeded half a billion dollars. Earlier in her career, she was Vice President of Commercial Development at Altus Pharmaceuticals with responsibility for all aspects of commercialization. Sabella also spent 18 years at Boehringer Ingelheim Pharmaceuticals in positions of increasing responsibility, which included over 10 years of marketing experience and an impressive accomplishment of two product launches that surpassed $1 billion in sales. A graduate of Hofstra University, Sabella will be based in Danbury.

“I am honored and excited to be joining MannKind as it continues to scale and execute its plan to help people living with endocrine and orphan lung diseases,” said Sabella. “I am energized to work with this innovative team as we drive operational excellence in an action-driven environment.”

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the development and commercialization of innovative therapeutic products and devices to address serious unmet medical needs for those living with endocrine and orphan lung diseases.

We are committed to using our formulation capabilities and device engineering prowess to lessen the burden of diseases such as diabetes, pulmonary arterial hypertension (PAH) and nontuberculous mycobacterial (NTM) lung disease. Our signature technologies – dry-powder formulations and inhalation devices – offer rapid and convenient delivery of medicines to the deep lung where they can exert an effect locally or enter the systemic circulation.

With a passionate team of Mannitarians collaborating nationwide, we are on a mission to give people control of their health and the freedom to live life.

Please visit mannkindcorp.com to learn more, and follow us on LinkedIn, Facebook, Twitter or Instagram.

Forward-Looking Statements

This press release contains forward-looking statements about growth plans and potential product launches that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”,

“goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that the products we are commercializing may only achieve a limited degree of commercial success, the need for product candidates to undergo nonclinical and clinical testing and obtain regulatory approval prior to their sale and marketing, and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent periodic reports on Form 10-Q and current reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

MANNKIND is a registered trademark of MannKind Corporation.

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For MannKind:

Christie Iacangelo, Corporate Communications

(818) 292-3500

Email: media@mannkindcorp.com

Rose Alinaya, Investor Relations

(818) 661-5000

Email: ir@mannkindcorp.com